Exhibit 10.6

EMPLOYEE STOCK OPTION AGREEMENT

Agreement made as of the 1st day of December, 2007 (the “Date of Grant”), between Francesca’s Holdings Corporation, a Delaware corporation (the “Company”), and Theresa Backes (“Employee”).

To carry out the purposes of the Francesca’s Holdings Corporation 2007 Stock Incentive Plan (the “Plan”), the Company desires to grant to Employee an option to purchase shares of the common stock of the Company, par value $0.01 per share (“Common Stock”). In consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

1. Capitalized Terms; Section References. Capitalized terms used in this Agreement that are not defined in the body of this Agreement shall have the meanings attributed to such terms under the Plan. Unless the context requires otherwise, all references in this Agreement to Sections refer to the Sections of this Agreement.

2. Grant of Option. The Company hereby irrevocably grants to Employee the right and option (“Option”) to purchase all or any part of an aggregate of 1,000 shares of Common Stock (the “Option Shares”) on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

3. Purchase Price. The purchase price of Common Stock purchased pursuant to the exercise of this Option shall be $571.43 per share.

4. Exercise of Option. Subject to the provisions of Section 5, the Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the Date of Grant, but, except as otherwise provided below, the Option shall not be exercisable for more than a percentage of the aggregate number of Option Shares determined by the number of full years from the Vesting Commencement Date to the date of such exercise, in accordance with the following schedule:

Number of Full Years	Percentage of Option Shares That May Be Purchased
Less than 1 year	0%
1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years or more	100%

For purposes of this Agreement, the “Vesting Commencement Date” means October 15, 2007. Notwithstanding the exercise schedule in this Section 4 or any provision in the Plan to the contrary, if Employee has been continuously employed by the Company from the Vesting Commencement Date to immediately prior to the consummation of any Change of Control Transaction (as defined in the Certificate of Designations, Preferences and Rights of the Company’s Series A Convertible Preferred Stock), the Option shall be exercisable for all of the Option Shares upon the consummation of such Change of Control Transaction.

5. Effect of Termination of Employment; General Terms of Exercise. This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee’s termination of employment with the Company, except that:

(a) If Employee’s employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by Employee (or Employee’s estate or the Person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination, but only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee’s employment so terminates.

(b) If Employee dies while in the employ of the Company, Employee’s estate, or the Person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option at any time during the period of one year following the date of Employee’s death, but only as to the number of shares Employee was entitled to purchase hereunder as of the date of Employee’s death.

(c) If Employee’s employment with the Company terminates for any reason other than as described in (a) or (b) above, unless Employee voluntarily terminates such employment or such employment is terminated for cause, this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee’s estate (or the Person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee’s death if Employee dies during such three month period, but in each case only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee’s employment so terminates. The Committee may, in its sole discretion, advise Employee in writing, prior to a voluntary termination of Employee’s employment, that such termination will be treated for purposes of this paragraph as an involuntary termination for a reason other than cause. As used in this paragraph, the term “cause” shall mean Employee (i) has been convicted of a misdemeanor involving moral turpitude or of a felony, (ii) has engaged in gross negligence or willful misconduct in the performance of the duties of Employee’s employment, (iii) has willfully disregarded any written corporate policies established by the Company, (iv) has materially breached any material provision of any written agreement between Employee and the Company or any of its Affiliates, or (v) failure to meet established goals or objectives, whether individual or corporate.

FRANCESCA’S HOLDINGS CORPORATION

EMPLOYEE STOCK OPTION AGREEMENT

This Option shall not be exercisable in any event after the expiration of 10 years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company) or (b) if acceptable to the Board, any of the following, (i) if the Common Stock is readily tradable on a national securities market, by delivering or constructively tendering to the Company shares of Common Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by Employee for such minimum period of time as may be established from time to time by the Committee), (ii) if the Common Stock is readily tradable on a national securities market, through a “cashless exercise” in accordance with a Company established policy or program for the same, (iii) “net issue exercise,” pursuant to which the Company will issue to Employee (or the Person permitted to exercise this Option in the event of Employee’s death) a number of shares of Common Stock as to which this Option is exercised less a number of shares with a Fair Market Value as of the date of exercise equal to the purchase price for such shares, or (iv) any combination of cash and/or any of the foregoing. No fraction of a share of Common Stock shall be issued by the Company upon exercise of this Option or accepted by the Company in payment of the exercise price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the Person permitted to exercise this Option in the event of Employee’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

6. Transfer Restrictions: Repurchases. Shares of Common Stock purchased pursuant to the exercise of this Option shall be subject to the transfer restrictions, repurchase provisions and other terms and conditions set forth in the Certificate of Incorporation of the Company, as amended and restated from time to time, including without limitation all amendments thereto effected by certificates of designation of any class of capital stock that may be issued from time to time by the Company (for example, the Certificate of Designations, Preferences and Rights of the Company’s Series A Convertible Preferred Stock) (collectively, the “Stock Restrictions”), copies of which have previously been provided to Employee. Employee agrees that Employee and Employee’s spouse, if any, will, at any time and from time to time as requested by the Company, execute and deliver to the Company such other documents and instruments, if any, as the Committee or the Board, in their discretion, may require to evidence such Persons’ agreement to be bound by such transfer restrictions, repurchase provisions and other terms and conditions applicable to the Common Stock.

7. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income or wages to Employee for federal, state or local tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or, with the consent of the Committee, shares of Common Stock (including shares previously held or shares issuable pursuant to the exercise of this Option, valued at their Fair Market Value on the date of surrender or withholding of such shares) as the Company may require to meet its minimum obligation under applicable tax laws or regulations. No exercise of this Option shall

FRANCESCA’S HOLDINGS CORPORATION

EMPLOYEE STOCK OPTION AGREEMENT

be effective until Employee (or the Person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company.

8. Status of Common Stock. Employee understands that at the time of the execution of this Agreement the shares of Common Stock to be issued upon exercise of this Option have not been registered under the Securities Act, or any state securities law, and that the Company does not currently intend to effect any such registration. Until the shares of Common Stock acquirable upon the exercise of the Option have been registered for issuance under the Securities Act, the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Securities Act. In the event exemption from registration under the Securities Act is available upon an exercise of this Option, Employee (or the Person permitted to exercise this Option in the event of Employee’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Employee agrees that the shares of Common Stock which Employee may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Employee also agrees that the shares of Common Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.

In addition, Employee agrees that (i) the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with the Stock Restrictions and applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the Stock Restrictions or any applicable securities law and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

9. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, an Affiliate, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Without limiting the scope of the preceding sentence, it is expressly provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status

FRANCESCA’S HOLDINGS CORPORATION

EMPLOYEE STOCK OPTION AGREEMENT

under the Plan of the entity or other organization that employs Employee. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final.

10. Surrender of Option. At any time and from time to time prior to the termination of this Option, Employee may surrender all or a portion of this Option to the Company for no consideration by providing written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time). Such notice shall specify the number of shares with respect to which this Option is being surrendered and, if this Option is being surrendered with respect to less than all of the shares then subject to this Option, then such notice shall also specify the date upon which, or the circumstances under which, this Option became (or would become) exercisable in accordance with Section 4 or Section 5 with respect to the shares being surrendered.

11. Acknowledgements Regarding Section 409A of the Code. Employee understands that if the purchase price of the Common Stock under this Option is less than the fair market value of such Common Stock on the date of grant of this Option, then Employee may incur adverse tax consequences under section 409A of the Code. Employee acknowledges and agrees that (a) he is not relying upon any determination by the Company, its Affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Common Stock on the date of grant of this Option, (b) he is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with Employee’s execution of this Agreement and his receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, Employee is relying on his own judgment and the judgment of the professionals of his choice with whom he has consulted. Employee hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with Employee’s execution of this Agreement and his receipt, holding and exercise of this Option.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all Persons lawfully claiming under Employee.

13. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

FRANCESCA’S HOLDINGS CORPORATION

EMPLOYEE STOCK OPTION AGREEMENT

14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

[Signatures on following page.]

FRANCESCA’S HOLDINGS CORPORATION

EMPLOYEE STOCK OPTION AGREEMENT

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

FRANCESCA’S HOLDINGS CORPORATION

By:	/s/ John De Meritt
	Name:	John De Meritt
	Title:	President and Chief Executive Officer

/s/ Theresa R. Backes
Employee

Notice Addresses:

If to Company, to:

Francesca’s Holdings Corporation

3480 West 12th Street

Houston, Texas 77008

Attn: President and Chief Executive Officer

If to Employee, to:

[Address on file]

SPOUSAL CONSENT

Employee’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any marital or community property interests he/she may now or hereafter own, and agrees that the termination of his/her and Employee’s marital relationship for any reason shall not have the effect of removing this Option or any Common Stock purchased under this Agreement from coverage hereunder and that his/her awareness, understanding, consent and agreement are evidenced by his/her signature below.

/s/ Mark J. Backes
Signature of Spouse

Mark J. Backes
Printed Name of Spouse

FRANCESCA’S HOLDINGS CORPORATION

EMPLOYEE STOCK OPTION AGREEMENT